UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 29, 2010

Community Bank System, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Compensatory Arrangements of Certain Officers.

On January 29, 2010, Community Bank System, Inc. (“Company”) and the Company’s subsidiary, Community Bank, N.A. (“Bank”), entered into an Employment Agreement with Brian D. Donahue, as the Bank’s Executive Vice President and Chief Banking Officer (the “Agreement”).  The Agreement supersedes the expired employment agreement, effective August 1, 2004, as amended December 31, 2008, among the Company, the Bank, and Mr. Donahue.  The new agreement generally continues the format and terms of the prior agreement.

The Agreement provides that Mr. Donahue shall serve as the Executive Vice President and Chief Banking Officer of the Company and the Bank during the period from January 1, 2010 to December 31, 2012.  The Company shall pay a base salary at an annual rate of $263,000, which will be reviewed and adjusted in future years in accordance with the Company’s regular payroll practices for executive employees.  Mr. Donahue will be eligible to receive annual incentive compensation under the terms of the Company’s Management Incentive Plan (“MIP”).  The Agreement may be terminated by the Company for cause at any time, and shall terminate upon Mr. Donahue’s death or disability.  In the event that the Company terminates Mr. Donahue without cause, he shall be entitled to the greater of (i) the sum of his annual base salary at the time of termination and the most recent payment to him under the MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Donahue through the unexpired term of his employment.  In the event that Mr. Donahue’s employment is terminated solely because the Company elects not to renew or extend the Agreement at the end of its term for reasons other than cause, Mr. Donahue is entitled to severance pay equal to 175% of the sum of his then current base salary plus the most recent payment to him under the MIP.  If Mr. Donahue’s employment is terminated for reasons other than cause, death, or disability within two years following a change in control, or if Mr. Donahue resigns during this period based upon an involuntary and material adverse change in his authority, duties, responsibilities, base compensation, or the geographic location of his office, the Company will pay him an amount equal to three times his then current base salary plus his annual bonus for the year immediately preceding the change in control, will provide fringe benefits for a 36 month period, will permit him to dispose of any restricted stock previously granted to him, and his stock options will become fully exercisable.

The foregoing description of the Agreement is qualified in its entirety by the terms of such agreement, a copy of which is attached as an exhibit to this filing and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits:

10.1	Employment Agreement, dated January 29, 2010, by and among Community Bank System, Inc., Community Bank, N.A. and Brian D. Donahue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By: /s/ Mark E. Tryniski
Name: Mark E. Tryniski
Title: President and Chief Executive Officer

Dated:  February 2, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated January 29, 2010, by and among Community Bank System, Inc., Community Bank, N.A. and Brian D. Donahue.